UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

NOVAGOLD RESOURCES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-31913	N/A
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

201 South Main Street, Suite 400, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(801) 639-0511

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NG	NYSE American Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Arrangement Agreement

On July 21, 2026, NovaGold Resources Inc. (“NovaGold” or the “Company”) entered into an Arrangement Agreement (the “Arrangement Agreement”) with NovaGold Corporation, a Delaware corporation (“New NovaGold”), and Paulson Advisers LLC, a Delaware limited liability company (“Paulson” or the “Investor”), pursuant to which, among other things, and on the terms and subject to the conditions thereof, New NovaGold will acquire all of the issued and outstanding common shares of NovaGold (the “NovaGold Shares”) by way of an arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) in accordance with the plan of arrangement of NovaGold (the “Plan of Arrangement”). The Board of Directors of the Company (the “NovaGold Board”) has unanimously determined that the Arrangement is in the best interests of the Company and has resolved to recommend that the Company’s shareholders vote in favor of the Arrangement. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Arrangement Agreement.

Effect on Capital Stock

Pursuant to the Arrangement Agreement and Plan of Arrangement, at the effective time of the Arrangement (the “Effective Time”), each NovaGold Share (other than any NovaGold Share held by New NovaGold and any NovaGold Shares in respect of which a NovaGold Shareholder has validly exercised his, her or its dissent right) will be exchanged for one share of voting common stock of New NovaGold, par value $0.001.

Treatment of Equity Awards

The Arrangement Agreement provides that NovaGold Options, NovaGold PSUs and NovaGold DSUs will be treated in accordance with the NovaGold Option Plan, the NovaGold PSU Plan and the NovaGold DSU Plan, respectively, as supplemented by Schedule F thereto. Subject to the terms of the Arrangement Agreement, at the Effective Time:

•	each outstanding option to purchase NovaGold Shares (each, a “NovaGold Option”) will be assumed by New NovaGold (each, an “Assumed NovaGold Option”) and become an option to purchase shares of New NovaGold voting common stock (“New NovaGold Voting Shares”) on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as were applicable to such NovaGold Option immediately prior to the Effective Time. The number of New NovaGold Voting Shares subject to an Assumed NovaGold Option will be equal to the number of NovaGold Shares subject to such NovaGold Option immediately prior to the Effective Time and the per share exercise price for the New NovaGold Voting Shares issuable upon exercise of an Assumed NovaGold Option will be equal to the exercise price per NovaGold Share at which such NovaGold Option was exercisable immediately prior to the Effective Time;

•	each outstanding performance share unit of NovaGold (each, a “NovaGold PSU”) will be converted into a restricted stock unit with respect to New NovaGold Voting Shares (each, an “Assumed NovaGold PSU”) on the same terms and conditions as were applicable to such NovaGold PSU immediately prior to the Effective Time. The number of New NovaGold Voting Shares subject to an Assumed NovaGold PSU will be equal to the number of NovaGold Shares subject to such NovaGold PSU immediately prior to the Effective Time and such Assumed NovaGold PSUs will continue to be subject to the same performance-based vesting conditions as applied to such NovaGold PSU immediately prior to the Effective Time; and

•	each outstanding deferred share unit of NovaGold (each, a “NovaGold DSU”) will be converted into a deferred share unit with respect to New NovaGold Voting Shares (each, an “Assumed NovaGold DSU”) on the same terms and conditions as were applicable to such NovaGold DSU immediately prior to the Effective Time (including with respect to termination-related provisions). The number of New NovaGold Voting Shares subject to an Assumed NovaGold DSU will be equal to the number of NovaGold Shares subject to such NovaGold DSU immediately prior to the Effective Time.

At the Effective Time, New NovaGold will assume each of NovaGold’s equity incentive plans (collectively, the “NovaGold Equity Plans”), NovaGold’s employee share purchase plan (the “NovaGold ESPP”) and all obligations of the Company under the NovaGold Equity Plans with respect to the Assumed NovaGold Options, Assumed NovaGold PSUs and Assumed NovaGold DSUs, and the number and kind of shares available for issuance under the NovaGold Equity Plans and the NovaGold ESPP will be adjusted to reflect New NovaGold Voting Shares in accordance with the provisions of the NovaGold Equity Plans.

Treatment of NovaGold Warrants

The Arrangement Agreement reflects that the outstanding warrants to purchase NovaGold Shares (the “NovaGold Warrants”) will be subject to the contractual adjustment provisions contained in the applicable warrant instruments. As a result, following the Effective Time, each NovaGold Warrant will, in accordance with its terms, become exercisable for New NovaGold Voting Shares on such adjusted terms as are provided for in the applicable warrant instrument upon the occurrence of the transactions contemplated by the Arrangement.

Representations, Warranties and Covenants

The Company, New NovaGold and Paulson have each made customary representations, warranties and covenants in the Arrangement Agreement. Among other things, the Company has agreed (i) to use reasonable best efforts to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Arrangement Agreement and the Effective Time, (ii) not to take certain actions without the prior written consent of Paulson (which consent will not be unreasonably withheld, conditioned or delayed) and (iii) to honor existing exculpation, indemnification, and expense-advancement rights of NovaGold’s and its subsidiaries’ current and former directors and officers regarding matters prior to and up to the Effective Time of the Arrangement, and to purchase customary “tail” directors’ and officers’ liability insurance coverage.

Conditions to the Arrangement

The obligations of NovaGold and New NovaGold to complete the Arrangement are subject to the satisfaction or waiver of certain customary conditions set forth in the Arrangement Agreement, including, but not limited to: (1) the approval and adoption of the Arrangement Resolution by the NovaGold Shareholders at the NovaGold Meeting in accordance with the Interim Order, (2) the granting of the Interim Order and Final Order of the Supreme Court of British Columbia, (3) the absence of any legal restraint prohibiting, enjoining or making illegal the consummation of the Arrangement, or that is reasonably likely to result in (x) a prohibition or restriction on the acquisition by New NovaGold of any NovaGold Shares or a person obtaining from NovaGold any material damages in connection with the Arrangement, (y) a prohibition or material limit on the ownership by New NovaGold of NovaGold or any material portion of their businesses or (z) an imposition of limitations on the ability of New NovaGold to acquire or hold or exercise full rights of ownership of any NovaGold Shares, (4) the Consideration Shares to be issued pursuant to the Arrangement either being exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof or being registered pursuant to an effective registration statement under the U.S. Securities Act, (5) evidence of NYSE approval of the listing and posting for trading of the Consideration Shares upon completion of the Arrangement, in form satisfactory to NovaGold and New NovaGold, (6) the receipt of all requisite TSX, NYSE and NYSE American approvals for the Arrangement and the transactions contemplated by the Transaction Agreements (including, if applicable, any shareholder approvals), (7) the consummation of the transactions contemplated by the Contribution Agreement or the confirmation in writing by the parties thereto that all conditions to closing the transactions contemplated thereby have been satisfied or waived and that the transactions contemplated thereby will be consummated substantially simultaneously with the Effective Time, (8) the effectiveness of the Master Implementation Agreement in accordance with the terms thereof, (9) the substantially concurrent effectiveness of the Investor Rights Agreement in accordance with the terms thereof, and (10) holders of no more than ten percent (10%) of the NovaGold Shares having exercised dissent rights. Each of the preceding conditions precedent may only be waived with the mutual written agreement of NovaGold, New NovaGold and Paulson (to the extent not prohibited by applicable law).

The obligations of NovaGold to complete the Arrangement are also conditioned upon (1) the other parties’ representations and warranties being true and correct, subject to certain materiality qualifiers; (2) the other parties having performed their respective pre-closing obligations under the Arrangement Agreement in all material respects; (3) the absence of a New NovaGold Material Adverse Effect and a Paulson Material Adverse Effect; and (4) the other parties having delivered certificates certifying that their respective conditions set forth in the Arrangement have been satisfied.

The obligations of New NovaGold to complete the Arrangement are also conditioned upon (1) the other parties’ representations and warranties being true and correct, subject to certain materiality qualifiers; (2) the other parties having performed their respective pre-closing obligations under the Arrangement Agreement in all material respects; (3) the absence of a NovaGold Material Adverse Effect and a Paulson Material Adverse Effect; and (4) the other parties having delivered certificates certifying that their respective conditions set forth in the Arrangement have been satisfied.

The obligations of Paulson to complete the Arrangement are also conditioned upon (1) the adoption of the (i) New NovaGold Charter, (ii) New NovaGold Bylaws, (iii) New NovaGold Audit Committee Charter, New NovaGold Compensation Committee Charter, and the New NovaGold Nominating and Governance Committee Charter, (iv) NGC Establishment Resolutions of New NovaGold, and (v) Independence Resolutions, in each case, as of the Effective Date; (2) the other parties’ representations and warranties being true and correct, subject to certain materiality qualifiers; (3) the other parties having performed their respective pre-closing obligations under the Arrangement Agreement in all material respects; (4) the absence of a NovaGold Material Adverse Effect and a New NovaGold Material Adverse Effect; (5) the other parties having delivered certificates certifying that their respective conditions set forth in the Arrangement have been satisfied; and (6) Paulson receiving a tax opinion from its counsel to the effect that the Contribution (as defined below) and the Arrangement, taken together, should qualify as an exchange within the meaning of Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which condition will be deemed satisfied, if Paulson does not receive such tax opinion, by the delivery of a similar written opinion to New NovaGold by its counsel.

Termination Rights

The Arrangement Agreement contains certain termination rights in favor of each Party, including the right of any party to terminate if (1) the Arrangement Resolution is not approved by the NovaGold Shareholders at the NovaGold Meeting; (2) any law is enacted that makes the Arrangement illegal and such law has become final and non-appealable; (3) the Effective Time does not occur on or prior to March 31, 2027 (the “Outside Date”); (4) any other Transaction Agreement is terminated in accordance with its terms; (5) prior to the receipt of the NovaGold Shareholders approval at the NovaGold Meeting, NovaGold enters into a Superior Proposal (to the extent permitted by and subject to the terms of the Master Implementation Agreement); or (6) certain conditions relating to requisite approvals or dissent rights are not capable of being satisfied by the Outside Date.

In addition, the Arrangement Agreement contains certain specific termination rights in favor of:

•	NovaGold, subject to the advance written consent of Paulson (which may not be unreasonably conditioned, withheld or delayed), if New NovaGold has breached its representations, warranties or covenants such that the applicable closing conditions would not be satisfied, and such breach is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice, or if a New NovaGold Material Adverse Effect has occurred and is continuing and such New NovaGold Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice; provided that such termination right will not be available to NovaGold if NovaGold is then in breach of its representations, warranties or covenants (which breach would result in the applicable closing conditions not being satisfied);

•	New NovaGold, subject to the advance written consent of Paulson (which may not be unreasonably conditioned, withheld or delayed), if NovaGold has breached its representations, warranties or covenants such that the applicable closing conditions would not be satisfied, and such breach is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice, or if a NovaGold Material Adverse Effect has occurred and is continuing and such NovaGold Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice; provided that such termination right will not be available to New NovaGold if New NovaGold is then in breach of its representations, warranties or covenants (which breach would result in the applicable closing conditions not being satisfied);

•	NovaGold or New NovaGold, if Paulson has breached its representations, warranties or covenants in the Arrangement Agreement or Contribution Agreement such that the applicable closing conditions would not be satisfied, and such breach is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice, or if a Paulson Material Adverse Effect has occurred and is continuing and such Paulson Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice; provided that such termination right will not be available to NovaGold or New NovaGold if NovaGold or New NovaGold, as applicable, is then in breach of any representations, warranties or covenants (which breach would result in the applicable closing conditions not being satisfied); and

•	Paulson, if NovaGold or New NovaGold has breached its representations, warranties or covenants in the Arrangement Agreement or Contribution Agreement such that the applicable closing conditions would not be satisfied, and such breach is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured within thirty (30) days after notice, or if a NovaGold Material Adverse Effect or New NovaGold Material Adverse Effect has occurred and is continuing and such NovaGold Material Adverse Effect or New NovaGold Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and thirty (30) days after notice from Paulson; provided that such termination right will not be available to Paulson if Paulson is then in breach of its representations, warranties or covenants (which breach would result in the applicable closing conditions not being satisfied).

Intended Tax Treatment

It is intended that the Arrangement and the Contribution (as described below), taken together, should qualify as a tax-free exchange under Section 351 of the Code for U.S. federal income tax purposes.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereunder, including the Arrangement, is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Arrangement Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, New NovaGold, Paulson or their respective subsidiaries. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of the Arrangement Agreement as of the specific dates therein, were solely for the benefit of the parties thereto, may be subject to qualification and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Further, investors should read the Arrangement Agreement not in isolation, but only in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the Securities and Exchange Commission (the “SEC”).

Master Implementation Agreement

Concurrently with the execution of the Arrangement Agreement, New NovaGold, the Company, NovaGold Resources Alaska, Inc., Paulson and Donlin Holdings (as defined below) entered into a Master Implementation Agreement (the “Master Implementation Agreement”), which, among other things, sets forth the rights and obligations of all parties thereto and the sequencing of the transactions contemplated by the Transaction Agreements. Among other things, the Master Implementation Agreement provides for (1) the conditions to the consummation of the Contribution and the Arrangement, as set forth in the Contribution Agreement and the Arrangement Agreement, respectively; (2) representations and warranties of the parties thereto; (3) covenants regarding cooperation, access to information and public communications; (4) non-solicitation covenants applicable to the Company, as described below; (5) provisions regarding tax matters and the Intended Tax Treatment; (6) governance matters to be implemented at the Effective Time, including the appointment of directors to the New NovaGold Board; and (7) termination provisions, as described below.

The Master Implementation Agreement may be terminated (1) by mutual written agreement of each of the parties thereto or (2) by any party thereto if NovaGold or New NovaGold is entitled to terminate the Arrangement Agreement in accordance with the terms thereof.

The Master Implementation Agreement also contains non-solicitation provisions applicable to the Company. From the date of the Master Implementation Agreement until the earlier of the Effective Time and termination of any Transaction Agreement, the Company has agreed not to, directly or indirectly, solicit, initiate or knowingly encourage any alternative acquisition proposal or enter into discussions or negotiations regarding any alternative acquisition proposal; provided, that the Company may engage with an unsolicited bona fide written acquisition proposal that the NovaGold Board determines in good faith constitutes or would reasonably be expected to lead to a superior proposal and where the failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to certain conditions including providing notice to New NovaGold and Paulson and complying with matching rights.

The foregoing description of the Master Implementation Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Implementation Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Master Implementation Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, New NovaGold, Paulson, NovaGold Resources Alaska, Inc., Donlin Gold Holdings LLC or their respective subsidiaries. The representations, warranties and covenants contained in the Master Implementation Agreement were made only for purposes of the Master Implementation Agreement as of the specific dates therein, were solely for the benefit of the parties thereto, may be subject to qualification and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Further, investors should read the Master Implementation Agreement not in isolation, but only in conjunction with the other information that the Company includes in reports, statements and other filings it makes with the SEC.

Item 8.01 Other Events.

Contribution Agreement

Concurrently with the execution of the Arrangement Agreement and the Master Implementation Agreement, New NovaGold and Paulson entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which, immediately prior to and substantially concurrently with the Effective Time, Paulson will cause its affiliates (collectively, the “Paulson Members”) to contribute all of their interests in Donlin Gold Holdings LLC, a Delaware limited liability company (“Donlin Holdings”), and Donlin Gold Holdings II LLC, a Delaware limited liability company (“Donlin Holdings II”) (such interests, collectively, the “Paulson Interests”), as applicable, to New NovaGold in exchange for shares of voting and non-voting common stock of New NovaGold (with Paulson’s voting common stock of New NovaGold to be capped at 19.99%), as applicable, which will be determined based on a 10% discount to the equity value of Paulson’s 40% ownership interest in Donlin Gold LLC (“Donlin”) implied by the equity value of NovaGold based on the 10-day volume-weighted average price of the NovaGold Shares as of July 21, 2026, as set forth in the Contribution Agreement (such transactions, the “Contribution”). The Paulson Interests constitute, directly and/or indirectly, all of the issued and outstanding equity interests of Donlin Holdings and Donlin Holdings II. Donlin Holdings holds a forty percent (40%) membership interest in Donlin, the entity that holds the Donlin Gold project in Alaska.

Contingent upon the consummation of the transactions contemplated by the Contribution Agreement and the other Transaction Agreements, at and effective as of the Contribution Closing, and subject to the occurrence of the Effective Time, Paulson will cause Donlin Holdings and Donlin Holdings II and the Paulson Members and New NovaGold will cause NovaGold Resources Alaska, Inc. (the “NovaGold Member”) to execute and deliver a waiver agreement, pursuant to which the NovaGold Member will waive its right to exercise its right of first refusal with respect to the Paulson Members in connection with the transactions contemplated by the Contribution Agreement and the Donlin Contribution Agreements (as defined in the Contribution Agreement).

The closing of the Contribution will occur immediately prior to the Effective Time following the satisfaction or waiver of applicable conditions, including the effectiveness of the Master Implementation Agreement, the execution and delivery of the Waiver Agreement, the substantially concurrent consummation of the Arrangement, the substantially concurrent effectiveness of the Investor Rights Agreement and the receipt of all requisite stock exchange approvals. The obligations of Paulson to consummate the Contribution are further conditioned on the confirmation by NovaGold and New NovaGold of the satisfaction of the applicable closing conditions to complete the Arrangement set forth in the Arrangement Agreement. The obligations of New NovaGold to consummate the Contribution are further conditioned on, among other things, the delivery by each of the Paulson Members to New NovaGold of duly executed Donlin Contribution Agreements, the consummation of the transactions contemplated by the Donlin Contribution Agreements prior to or substantially concurrently with the Contribution Closing and the confirmation by Paulson of the satisfaction of the applicable closing conditions to complete the Arrangement set forth in the Arrangement Agreement. The Paulson Members may not transfer any of the Paulson Interests (other than to New NovaGold) from the date of the Contribution Agreement until the earlier of the closing of the Contribution or the termination of the Transaction Agreements.

The Contribution Agreement contains customary representations, warranties and covenants, and may be terminated by mutual agreement or by either party if such party is entitled to terminate the Arrangement Agreement in accordance with the terms thereof. Certain specified representations and warranties of the parties survive until the one-year anniversary of the Contribution Closing Date.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

Concurrently with the execution of the Arrangement Agreement, the Master Implementation Agreement and the Contribution Agreement, New NovaGold and Paulson entered into an Investor Rights Agreement (the “Investor Rights Agreement”), which, among other things, sets forth Paulson’s rights and obligations with respect to New NovaGold following the consummation of the Arrangement. The Investor Rights Agreement becomes effective at the Effective Time and terminates when Paulson, together with its affiliates, ceases to beneficially own at least ten percent (10%) of the issued and outstanding New NovaGold Shares.

Board Composition

On the Effective Date, the New NovaGold Board will consist of eleven (11) directors. John Paulson and Thomas Kaplan will be appointed as initial co-chairs of the New NovaGold Board. Paulson is entitled to designate two (2) board nominees (“Board Designee”) for so long as Paulson, together with its affiliates, beneficially owns more than fifteen percent (15%) of the issued and outstanding New NovaGold Shares, one (1) board nominee if it beneficially owns between ten percent (10%) and fifteen percent (15%) of the issued and outstanding New NovaGold Shares, and no board nominees if it ceases to own at least ten percent (10%). The initial Board Designees on the Effective Date are John Paulson and Marcelo Kim. So long as Paulson beneficially owns greater than twenty percent (20%) of the issued and outstanding New NovaGold Shares, New NovaGold may not partake in the following without the approval of a majority of the directors, which majority must include John Paulson (or, if he is not then serving, a Board Designee), among other things, (1) acquisitions or dispositions exceeding ten percent (10%) of New NovaGold’s market cap, (2) amendments to New NovaGold’s charter and bylaws that materially and adversely affect Paulson’s rights, (3) amendments to New NovaGold’s committee charters that materially and adversely affect Paulson’s rights (subject to applicable law), (4) bankruptcy filings (subject to applicable law), (5) filing material tax returns or forms, (6) related party transactions exceeding US$120,000, (7) activities outside the ordinary course of business, (8) incurring indebtedness, issuing debt securities or equity securities (other than Excluded Securities (as defined in the Investor Rights Agreement)) or issuing options or warrants, in each case, exceeding US$100,000,000 individually or in aggregate.

Participation Right

So long as Paulson, together with its affiliates, beneficially owns at least ten percent (10%) of the issued and outstanding New NovaGold Shares, Paulson has a right to subscribe for its pro rata share of any equity securities that New NovaGold may sell and issue after the Effective Date, subject to certain exceptions for employee compensation plans, acquisition consideration, exercise of convertible securities, and stock dividends or splits.

Registration Rights

The Investor Rights Agreement provides Paulson with customary shelf registration rights, demand registration rights (subject to a minimum offering threshold of $25 million) and piggyback registration rights with respect to its registrable securities. New NovaGold is required to file a registration statement within sixty (60) days following the Effective Date covering the resale of Paulson’s registrable securities.

Standstill

So long as Paulson, together with its affiliates, beneficially owns at least ten percent (10%) of the issued and outstanding New NovaGold Shares, Paulson has agreed to customary standstill restrictions, including agreements not to acquire additional equity securities, seek control of the board, solicit proxies, or otherwise seek to influence management, in each case without the prior written consent of at least two-thirds of the independent directors that are not Board Designees. The standstill restrictions are subject to exceptions permitting confidential friendly offers or proposals to New NovaGold relating to a potential transaction, Paulson tendering its Equity Securities following the date of a public recommendation by the New NovaGold Board in favor of a bona fide tender offer or exchange offer made by a third party, Paulson exercising the Participation Right and Paulson exercising the NovaGold Warrants held by it as of immediately prior to the Effective Date.

Voting Restrictions.

Until the earlier of (i) the six (6)-year anniversary of the Effective Date and (ii) the one (1)-year anniversary of the date on which the Donlin Gold project first achieves sustained nameplate production capacity, Paulson has agreed to vote its New NovaGold Shares with respect to the election of directors in accordance with the recommendation of the Board. This obligation permanently falls away upon a Fallaway Event (as further described below). Paulson has also agreed to abstain from voting on related party transactions between New NovaGold and Paulson or its affiliates.

Transfer Restrictions

Until the earliest to occur of (i) the completion of the project financing for the Donlin Gold project, (ii) Paulson and its affiliates beneficially owning less than ten percent (10%) of the issued and outstanding equity securities of New NovaGold, or (iii) the three (3)-year anniversary of the Effective Date, Paulson has agreed not to transfer equity securities acquired on or following the Effective Date in connection with the Contribution, subject to certain exceptions for transfers to controlled affiliates, transfers following a board-recommended tender offer and Paulson’s New NovaGold Shares, issued upon conversion under the Arrangement Agreement of the NovaGold equity securities (including NovaGold Warrants) that Paulson held immediately prior to the Effective Date. Paulson has also agreed not to knowingly transfer equity securities to any activist investor, competitor or hostile party without the prior written consent of New NovaGold; provided, that Paulson may transfer up to 9.99% of equity securities of New NovaGold to a competitor with the prior written consent of a majority of the disinterested directors of New NovaGold. Upon a Fallaway Event (as further described below), Paulson will permanently be entitled to transfer up to five percent (5%) of New NovaGold equity securities per calendar quarter (on a cumulative basis), including to competitors.

Fallaway Events

The Investor Rights Agreement provides that a “Fallaway Event” occurs upon the earlier of: (i) a Board Designee or Replacement Designee (as defined in the Investor Rights Agreement) ceasing to serve on the Board (other than by voluntary resignation) and the New NovaGold Nominating and Governance Committee failing to approve a proposed Replacement Designee within forty-five (45) days, or (ii) John Paulson ceasing to serve on the New NovaGold Nominating and Governance Committee (other than by voluntary resignation) and either (x) to the extent a Board Designee who satisfies the applicable independence requirements then sits on the Board, the Board failing to appoint a qualifying Board Designee to the New NovaGold Nominating and Governance Committee, or (y) if no such qualifying Board Designee then sits on the Board, the New NovaGold Nominating and Governance Committee failing to approve a proposed Replacement Designee, in each case within forty-five (45) days. Upon the occurrence of a Fallaway Event, (a) the voting restrictions described above will be terminated, and Paulson may vote its New NovaGold Shares with respect to the election of directors in its sole discretion, and (b) certain of the transfer restrictions described above will be relaxed to permit Paulson to transfer up to five percent (5%) of New NovaGold equity securities per calendar quarter (on a cumulative basis), including to competitors. No action or failure to act will constitute a Fallaway Event to the extent John Paulson (or, if he is no longer serving on the Board, any then-serving Board Designee) voted in favor of or abstained from voting against such action.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreements

In connection with the execution of the Arrangement Agreement, New NovaGold entered into (i) Voting Agreements with each of the directors and certain senior officers of the Company (the “D&O Voting Agreements”) and (ii) Voting Agreements with each of Paulson and Electrum Strategic Resources L.P. (“Electrum”), each a shareholder of the Company (the “Investor Voting Agreements” and, together with the D&O Voting Agreements, the “NovaGold Voting Agreements”).

Pursuant to the D&O Voting Agreements, the directors and senior officers of the Company party thereto have agreed, among other things, to vote their respective NovaGold Shares (i) in favor of the approval of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution and (ii) against any action, agreement, transaction or proposal that would reasonably be expected to impede or delay completion of the Arrangement and each of the transactions contemplated by the Transaction Agreements. The D&O Voting Agreements may be terminated by any party thereto upon (i) the NovaGold shareholder approval having been obtained, (ii) either party failing to comply with their respective representations, warranties or covenants, (iii) the Transaction Agreements being terminated in accordance with their terms, (iv) mutual written agreement or (v) the Effective Time not occurring prior to the Outside Date.

Pursuant to the Investor Voting Agreements, each of Paulson and Electrum has agreed, among other things, to vote its respective NovaGold Shares (i) in favor of the approval of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution and (ii) against any action, agreement, transaction or proposal that would reasonably be expected to impede or delay completion of the Arrangement and each of the transactions contemplated by the Transaction Agreements, without the foregoing in any way limiting Paulson or Electrum’s right to vote its NovaGold Shares on any unrelated matters. The Investor Voting Agreements may be terminated by any party thereto upon (i) the NovaGold shareholder approval having been obtained, (ii) either party failing to comply with their respective representations, warranties or covenants, (iii) the Transaction Agreements being terminated in accordance with their terms or (iv) the Effective Time not occurring prior to the Outside Date.

The foregoing description of each NovaGold Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the D&O Voting Agreements and Investor Voting Agreements, the forms of which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Fairness Opinion

The NovaGold Board received a fairness opinion from Citigroup Global Markets Inc. (“Citi”), to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, the Consideration Shares to be received by holders of NovaGold Shares pursuant to the Arrangement, after taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the holders of NovaGold Shares (other than Paulson). Additional information regarding the fairness opinion rendered by Citi, including the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in connection with such opinion, will be disclosed in more detail in the proxy statement to be filed in connection with the NovaGold Shareholder Approval.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on NovaGold Corporation and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including but not limited to the following, which could prove to be inaccurate: the expected outcomes of the Transactions, the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions, the expected synergies related to the Transactions in respect of strategy, operations and other matters, projections related to expansion, our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary;  estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the Donlin Gold project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important Information and Where to Find It

In connection with the proposed Transactions, NOVAGOLD expects to file a proxy statement on Schedule 14A with the SEC and applicable Canadian Securities Regulators that will be mailed or otherwise disseminated to security holders of NOVAGOLD seeking their approval of the transactions-related proposals. NOVAGOLD also may file other documents with the SEC and applicable Canadian Securities Regulators regarding the proposed Transactions. None of the securities to be issued pursuant to the proposed Transactions are anticipated to be registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act”) or any U.S. state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements under the U.S. Securities Act and applicable exemptions under U.S. state securities laws. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS, THE PARTIES TO THE PROPOSED TRANSACTIONS AND RELATED MATTERS. This communication is not a substitute for the proxy statement or any other document that NOVAGOLD may file in connection with the proposed Transactions. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by NOVAGOLD with the SEC at http://www.sec.gov, the SEC’s website, under NOVAGOLD’s profile on SEDAR+ at www.sedarplus.ca, or from NOVAGOLD’s website https://novagold.com/investors/why-invest/.

Participants in the Solicitation

NOVAGOLD and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding NOVAGOLD’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of shareholders of NOVAGOLD in connection with the proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement, which will be filed with the SEC and applicable Canadian Securities Regulators. Information regarding NOVAGOLD’s directors and executive officers is contained in NOVAGOLD’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on March 25, 2026. To the extent the holdings of the NOVAGOLD securities by the NOVAGOLD directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the proxy solicitation and a description of their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Transactions. You may obtain free copies of these documents (when they become available) using the sources indicated above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement, dated as of July 21, 2026, by and among NovaGold Corporation, NovaGold Resources Inc. and Paulson Advisers LLC†*
2.2	Master Implementation Agreement, dated as of July 21, 2026, by and among NovaGold Corporation, NovaGold Resources Inc., NovaGold Resources Alaska, Inc., Paulson Advisers LLC and Donlin Gold Holdings LLC†*
10.1	Contribution Agreement, dated as of July 21, 2026, by and between NovaGold Corporation and Paulson Advisers LLC†*
10.2	Investor Rights Agreement, dated as of July 21, 2026, by and between NovaGold Corporation and Paulson Advisers LLC*
99.1	Form of D&O Voting Agreement
99.2	Form of Investor Voting Agreement
99.3	Press Release, dated July 22, 2026 (incorporated by reference to Exhibit 99.1 to the Form 8-K dated July 22, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits upon request by the SEC.

* Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2026	NOVAGOLD RESOURCES INC.

	By:	/s/ Peter Adamek
Peter Adamek
Vice President and Chief Financial Officer